Exhibit 99.1

Competency Based Learning Pty Ltd. (CBL) and IRCA (PTY) Ltd. Sign Strategic Sales and Development Alliance

IRCA to market content and learning system developed by wholly-owned subsidiary of Trinity Learning Corporation to corporate customers on African continent

BERKELEY, CALIFORNIA, August 1, 2003. Trinity Learning Corporation ("Trinity Learning"), a publicly-held Utah Corporation (OTC: "TTYL") announced today that its wholly-owned Australian operating subsidiary, Competency Based Learning Pty Ltd ("CBL"), has entered into a Strategic Alliance with IRCA (PTY) Ltd. ("IRCA"), an international firm specializing in corporate consulting, workplace learning, certification, and risk mitigation in the areas of safety, health environment, and quality assurance (SHEQ). IRCA is headquartered in South Africa and also operates international sales offices and operations in the United Kingdom and the United States. CBL has developed a comprehensive and effective system of workplace learning that includes over 500 learning modules for large-scale
global industries such as mining, power generation, and energy   many of
which also have applications in other industries such as construction and transportation.

Under the terms of the agreement, IRCA will initially serve as exclusive sales agent on the African continent for CBL's proprietary workplace learning content and for CBL's proprietary learning system, subject to certain minimum performance requirements. Also under the terms of the agreement, CBL will assist IRCA in developing new delivery methods for IRCA's proprietary workplace learning curriculum. CBL and IRCA have agreed to revenue-sharing agreements. No other terms were disclosed.

IRCA operates in South Africa, England, Australia and the United States through various subsidiaries. IRCA professionals assess workplace issues related to safety, health, environment and quality, advise clients on learning programs and other interventions that can reduce corporate financial risks, and assist in the implementation and certification of programs. IRCA markets proprietary learning content and programs developed by other leading certification and standards organizations. Clients include many Fortune 1000 companies operating in Africa, India, Europe, and the United States.

Douglas Cole, Chief Executive Officer of Trinity Learning Corporation, stated, "We believe this strategic alliance will accelerate the market penetration of CBL Global Corp. in South Africa and other markets on the Africa continent. We believe that IRCA is the best qualified partner for bringing innovative workplace learning to market in Africa."

Stephen Scammell, Executive Vice President of CBL Global Corp, based in California, added, "We believe that we have developed the leading suite of learning modules for key global industries. The CBL System has been adopted by major customers in the United States, Australia, Latin America, Asia-Pacific and other regions. For the past two years we have cultivated business development opportunities in Africa. We believe this relationship with IRCA will enable us to more effectively deliver much-needed workplace learning to customers in Africa. The CBL System of knowledge and skills development can improve the effectiveness and reach of IRCA's workplace learning products not only in Africa, but in other world markets where IRCA seeks to expand its sales and marketing. Our system makes enables knowledge to reach large numbers of employees at the same time, and makes workplace learning at all organizational levels more effective and measurable."

About Trinity Learning Corporation

Trinity Learning Corporation is a publicly-held United States company specializing in technology-enabled learning, training and accreditation services to major customers in multiple global industries. We are seeking to achieve market entry and increased penetration in geographic markets worldwide through multiple acquisitions and consolidation of operating companies with established customer bases, acquisition of operating companies with proprietary platforms and learning systems, licensing of software and other technologies, internal business development, and the expansion of sales offices and other sales representation around the world. In October 2002, we completed the acquisition of various entities of Competency Based Learning, Inc. in Australia and in the United States, which we now operate a wholly-owned subsidiary, CBL Global Corp.

FORWARD LOOKING STATEMENTS   DISCLAIMER - RISKS

Statements herein which are not statements of historical fact are forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Trinity Learning Corporation and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-QSB.